Exhibit 3.22

Acknowledgement Number: 1000362012980787

STATE OF MARYLAND
Department of Assessments and Taxation

I, Michael L. Higgs, Director of the State Department of Assessments and Taxation, hereby certify that the attached document, consisting of 1 pages, inscribed with the same Authentication Code, is a true copy of the public record of the

ARTICLES OF AMENDMENT / NAME CHANGE-DOMESTIC LLC

for

SIRIUS FEDERAL, LLC

(Department ID: **W17149386**)

I further certify that this document is a true copy generated from the online service with the State Department of Assessments and Taxation.

In witness whereof, I have hereunto subscribed my signature and affixed the seal of the State Department of Assessments and Taxation of Maryland at Baltimore on this November 17, 2021.

Michael L. Higgs
Director

301 West Preston Street, Baltimore, Maryland 21201
Telephone Baltimore Metro (410) 767-1344 / Outside Baltimore Metro (888) 246-5941
MRS (Maryland Relay Service) (800) 735-2258 TT/Voice

Online Certificate Authentication Code: QmSNihXDv0G8Z_fDDnVIEQ
To verify the Authentication Code, visit http://dat.maryland.gov/verify

ARTICLES OF AMENDMENT

Changing the name of

Force 3, LLC,

a Maryland limited liability company

to

Sirius Federal, LLC,

a Maryland limited liability company

EXPLANATORY STATEMENT

The undersigned being authorized to execute and file these Articles of Amendment for purposes of changing the name of Force 3, LLC, a Maryland limited liability company, which was formed by the filing of Articles of Conversion on March 30, 2016, which converted Force 3, Inc., a Maryland corporation, into Force 3, LLC, to Sirius Federal, LLC, hereby acknowledges and certifies that:

Amendment to Articles of Organization

Section 1 of the Articles of Organization shall be deleted in its entity and replaced with the following:

1.	Name. The name of the LLC is:

Sirius Federal, LLC

Except as amended above, the Articles of Organization shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment under oath and penalty of perjury on this 19th day of November, 2020.

/s/ C. Joseph Mertens II
C. Joseph Mertens II, Authorized Person

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